UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 25, 2007

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25 and 26, 2007, the following compensatory plans or arrangements were approved for certain officers and/or directors of CBRL Group, Inc. (the “Company”) with respect to the Company’s 2008 fiscal year, which begins on August 4, 2007 (“2008”).   In accordance with the instructions to Item 5.02 to Form 8-K, the information provided in this Current Report on Form 8-K covers only those current executive officers who were “named executive officers” in the Company’s most recent filing with the Commission under the Securities Exchange Act of 1934 that required disclosure pursuant to Item 402(c) of Regulation S-K.

Awards Under Stock Ownership Achievement Incentive Plan (the “Ownership Plan”)

The Ownership Plan was adopted in order to encourage the early attainment of the stock ownership guidelines (the “Ownership Guidelines”) for certain officers of the Company and its subsidiaries (“Covered Officers”) (such Ownership Guidelines are posted on the Company’s website at cbrlgroup.com). The Ownership Guidelines set forth certain share ownership requirements that the Covered Officers are expected to attain over a five-year period. Under the Ownership Plan, a Covered Officer will be awarded common stock in the amount of the greater of 100 shares or two percent (2%) of the number of shares specified in the Ownership Guidelines for such Covered Officer, if the Covered Officer achieves certain specified progress each year during the five-year period toward the Ownership Guidelines. In future years, failure to achieve specified ongoing progress toward share ownership requirements would result in reduced option grants.  On July 25, 2007, it was determined that each of the following executive officers had achieved the specified progress and, accordingly, will be awarded the following respective number of unrestricted shares on August 6, 2007, the first business day of 2008:

Name	Award (# of shares)

Michael A. Woodhouse, Chairman and CEO	1,400
Lawrence E. White, Senior Vice President and CFO	300
N.B. Forrest Shoaf, Senior Vice President, General	100
Counsel and Secretary

2008 Salaries for Named Executive Officers

On July 26, 2007, the Company’s Compensation and Stock Option Committee (the “Committee”) approved the following annual salaries for 2008 for the following executive officers:

Name	2008 Salary

Mr. Woodhouse	1,000,000
Mr. White	495,550
Mr. Shoaf	383,778

2008 Annual Bonus Plan (the “Bonus Plan”)

The Bonus Plan was adopted in order to reward officers of the Company and its subsidiaries for the Company’s 2008 financial performance.  The level of bonus is based upon achievement of certain levels of operating income from continuing operations during 2008 (“2008 Income”).  The Company intends for payments under the Bonus Plan to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code to the maximum amount allowed under the Company’s 2002 Omnibus Incentive Compensation Plan.

The bonus to be paid under the Bonus Plan will be made if the Company reaches certain performance goals established by the Committee. If the Company’s 2008 Income is below the Company’s 2007 fiscal year (“2007”) operating income from continuing operations (“Threshold Income”), no bonus will be paid.  If the Company’s 2008 Income equals or exceeds Threshold Income, each officer then would achieve between 60% and 200% of his target bonus, with each officer receiving a payment on a graduated scale depending upon the extent to which 2008 Income exceeds Threshold Income.  An officer’s target bonus is equal to a percentage of his 2008 base salary as indicated in the column below labeled “Target Percentage.”  The following table also indicates the threshold (minimum) and maximum bonus that the following officers would receive, expressed as a percentage of 2008 annual base salary, assuming that 2008 Income equals or exceeds Threshold Income:

Name	Target Percentage	Threshold	Maximum
Mr. Woodhouse	200%	120%	400%
Mr. White	110%	66%	220%
Mr. Shoaf	80%	48%	160%

2008 Long-Term Incentive Plan (the “2008 LTI”)

The 2008 LTI consists of two components – a stock option grant and participation in the 2008 Long-Term Performance Plan (the “LTPP”).  The stock option grants will be awarded by the Committee at its next regularly schedule meeting on September 19, 2007.  The number of options awarded to each of Messrs Woodhouse, White and Shoaf will be determined by the Committee at that time.  The exercise price of those options will be based upon the closing market price of the Company’s stock on the date of the grant.  The options will vest ratably over a three year period.

LTPP participants receive awards consisting of restricted stock (“LTPP Awards”) if the Company achieves certain pre-established goals consisting of revenue and EBIT Margin, as defined in the LTPP, during 2008 and the Company’s 2009 fiscal year (“2009”).  LTPP Awards, while earned based on 2008 and 2009 actual results, cliff vest at the end of the Company’s 2010 fiscal year (“2010”) and are distributable on the first business day of the Company’s 2011 fiscal year.  During 2010, dividends will accrue on earned shares until their distribution.

Under the LTPP, each officer has a “Target Award” determined by dividing: (1) the product of (a) two times the officer’s 2008 annual base salary and (b) that officer’s “Target Percentage” (the “Target Award Value”) by (2) the closing market price of the Company’s common stock on the last day of 2007 (August  3, 2007).  The Target Award is then multiplied by a “Performance Factor” which is determined based upon relative achievement of the  revenue and EBIT Margin goals during 2008 and 2009.  The Performance Factor ranges from 0% to a maximum of 200%.  Accordingly, LTPP Awards can range in value from $0 to two (2) times the Target Award Value.

Target Percentages range from 25% to 175% and the following table sets forth the Target Percentage for the named executive officers:

Name	Target Percentage
Michael A. Woodhouse	175%
Lawrence E. White	100%
N.B. Forrest Shoaf	87.5%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 31, 2007                                                                                                                     CBRL GROUP, INC.

                                        By:           /s/ N.B. Forrest Shoaf
                                        Name:            N.B. Forrest Shoaf
                                        Title:              Senior Vice President, Secretary
                                                                                                                                                                                                               and General Counsel